As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRUDENTIAL FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-3703799
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ann M. Kappler, Esq.

Executive Vice President and General Counsel

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jorge U. Juantorena, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: Immediately or from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)(2)
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Guarantees
Common Stock, par value $0.01 per share
Warrants of Prudential Financial, Inc.(3)

(1)

An unspecified aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or resold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, Prudential Financial, Inc. is deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, no additional fee is being paid in respect of the guarantees.

(2)

This Registration Statement also includes such indeterminate amounts of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, and guarantees of Prudential Financial, Inc. as may be issued in units; such indeterminate amounts of senior debt securities, subordinated debt securities, guarantees, warrants, preferred stock and common stock as may be issued under purchase contracts; and such indeterminate amount of preferred stock as may be represented by depositary shares.

(3)	Warrants may be sold separately or with senior debt securities, subordinated debt securities, preferred stock, common stock, or depositary shares.

PROSPECTUS

Prudential Financial, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Guarantees

Common Stock

Warrants

We may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may also offer guarantees from time to time in connection with a consent solicitation or other liability management transaction. We may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may also sell these securities, from time to time, if so identified and on terms described in the applicable prospectus supplement or pricing supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement or supplements to this prospectus and any pricing supplement.

Prudential Financial, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “PRU”.

Investing in the securities involves risks, including our credit risk. See the section entitled “Risk Factors” beginning on page 2 and, if applicable, any risk factors described in any accompanying prospectus supplement, pricing supplement or free writing prospectus or in our periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or, in connection with the issuance of guarantees, in connection with a consent solicitation or other liability management transaction or, if so specified in the applicable prospectus supplement, in any sales by selling securityholders.

Prospectus dated March 1, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we may offer and the general manner in which the securities may be offered. Each time we sell securities, we will provide a prospectus supplement or supplements (which may include a pricing supplement) containing specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with one or more free writing prospectuses containing other information about the offering, which we refer to as a “free writing prospectus”. A prospectus supplement or supplements or any such free writing prospectus provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement or supplements or free writing prospectus may also add, update or change information in this prospectus. When we discuss a “prospectus supplement” in this prospectus, we mean any or all of a prospectus supplement, pricing supplement and free writing prospectus, as applicable, unless the context otherwise requires. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

We are responsible only for the information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement, any applicable pricing supplement and in any related free-writing prospectus we prepare or authorize. Neither we nor any underwriter or agent that we may from time to time retain have authorized anyone to provide you with different or additional information. Neither we nor any underwriters or agents that we may from time to time retain take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. The applicable prospectus supplement or supplements for each offering will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

References in this prospectus to the “Company”, “Prudential Financial, Inc.”, “Prudential Financial”, “we”, “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

RISK FACTORS

Investing in our securities involves risk. We urge you to carefully consider the risk factors described in Item 1A of our most recent annual report filed with the SEC and incorporated by reference in this prospectus, our other periodic reports incorporated by reference in this prospectus, and, if applicable, in any prospectus supplement used in connection with an offering of our securities before making an investment decision. Although we discuss key risks in our periodic reports filed with the SEC and in any applicable prospectus supplement used in connection with an offering of our securities, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks to our business and financial performance. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Such documents, reports and information are also available on our website: https://www.investor.prudential.com/financials/quarterly-results/default.aspx. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information that is furnished, rather than filed, on certain of our current reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the documents listed below and filings that we will make after the date of filing the initial registration statement and prior to the effectiveness of the registration statement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Definitive proxy statement filed on March 26, 2020, pursuant to Section 14 of the Exchange Act; and

•	Current Report on Form 8-K filed on February 10, 2021.

Any person to whom this prospectus is delivered may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

PRUDENTIAL FINANCIAL, INC.

Business

Prudential Financial, Inc., a financial wellness leader and premier global investment manager with approximately $1.721 trillion of assets under management as of December 31, 2020, has operations in the United States, Asia, Europe and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related products and services, mutual funds and investment management. We offer these products and services to individual and institutional customers through proprietary and third-party distribution networks.

We are a holding company and our principal assets are investments in our subsidiaries. As a holding company, the principal sources of funds available to meet our obligations are dividends, returns of capital and interest income from our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations are effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and investors should look only to our assets for payment of our obligations.

Our Common Stock is publicly traded on the New York Stock Exchange under the ticker symbol “PRU”. On December 18, 2001, our date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly-owned subsidiary of Prudential Financial.

We are incorporated under the laws of the State of New Jersey.

Our Executive Offices

Our registered office and principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities referenced in this prospectus for (a) general corporate purposes, which may include, among other things, working capital, contributions of capital or loans to our insurance underwriting and other subsidiaries, capital expenditures, the repurchase of shares of Common Stock, the repayment of short-term borrowings or other debt, or acquisitions, or (b) any other purpose disclosed in the applicable prospectus supplement or supplements.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following briefly summarizes some provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities. The following description may not be complete, may be supplemented in prospectus supplements, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our senior debt indenture and our subordinated debt indenture that are exhibits to the registration statement that contains this prospectus.

Overview

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional senior indebtedness.

In this prospectus, “debt securities” refers to both the senior debt securities and the subordinated debt securities.

We are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities each are governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. The senior debt indenture dated as of April 25, 2003 (as amended and supplemented through the date hereof, the “senior debt indenture”) is a contract between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., which acts as trustee. The subordinated debt indenture dated as of June 17, 2008 (as amended and supplemented through the date hereof, the “subordinated debt indenture”) is a contract between us and The Bank of New York Mellon (formerly known as The Bank of New York), which acts as trustee. The indentures are substantially identical, except for the covenant described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, which is included only in the senior debt indenture, and the event of default described below relating to sinking fund obligations and the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Events of Default— Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The indentures and their associated documents contain the full legal text of the matters described in this section. A copy of the senior debt indenture, the second and third supplemental indentures to the senior debt indenture and the subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

Different Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities will also describe any differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We discuss only the more important terms in this prospectus. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, or a free writing prospectus, which contains the precise terms of debt securities you are offered.

We expect to issue the debt securities only in fully registered global form. For information regarding the form of the debt securities we may issue and how your rights may be affected as an indirect holder, see the subsection entitled “—Legal Ownership and Global Security Issuance”. In the remainder of this description, “you” means direct holders and not street name or other indirect holders of debt securities.

Tax Treatment of Original Issue Discount and Other Debt Securities

The prospectus supplement relating to specific debt securities will describe the U.S. federal income tax considerations applicable to such specific debt securities. We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount and which may provide that, upon redemption or acceleration of maturity, an amount less than their principal amounts will be payable. An original issue discount debt security may be a zero-coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The prospectus supplement relating to original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. We also may issue debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, which may trigger special U.S. federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

A Prospectus Supplement Will Describe the Specific Terms of a Series of Debt Securities

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement or supplements relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	if the series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•	the aggregate principal amount of the series of debt securities and any limit thereon;

•	the date or dates on which the series of debt securities will mature;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•

the rate or rates, which may be fixed, variable or indexed, per annum at which the series of debt securities will bear interest, if any, the date or dates from which that interest, if any, will accrue, and any applicable day count fraction and other provisions for calculating interest;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•

the dates on which interest, if any, on the series of debt securities will be payable, the regular record dates for the interest payment dates if different from those specified in this prospectus, the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date, and the business day convention and business days applicable to the debt securities;

•

if the series of debt securities are subordinated debt securities, the right, if any, to defer payment of interest or extend the interest payment periods and the duration of any such deferral or extension period, including the maximum consecutive period during which interest payment periods may be extended;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•

the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, or of securities of any third party, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or such other securities issuable upon conversion, exercise or exchange may be adjusted;

•

whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the securities subject to resale;

•	the denominations in which the series of debt securities will be issuable, including if other than in denominations of $1,000 and any integral multiple thereof;

•

if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of that series of debt securities;

•

the currency or currencies, including currency units or composite currencies, of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

•

if the currency or currencies, including currency units or composite currencies, of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on the series of debt securities;

•	the applicability of the provisions described below under “—Restrictive Covenants” and “—Defeasance”;

•	any event of default under the series of debt securities if different from those described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”;

•

if the series of debt securities will be issuable only in the form of a global security, as described below under “—Legal Ownership—Global Securities”, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	a discussion of certain U.S. federal income tax considerations applicable to specific debt securities, if different from those discussed in this prospectus;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

Modification and Waiver of Indenture Provisions

There are four types of changes we can make to either indenture and the applicable series of debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on a debt security;

•	impairment of your right to sue for payment of any amount due on your debt security;

•	impairment of any right that you may have to exchange or convert the debt security for or into other securities or property;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, will not be deemed to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote. Fourth, we need the approval of direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. We also need such majority approval to obtain a waiver of any past default, except a payment default listed in the first category described later under “—Default and Related Matters—Events of Default”, which would require the waiver of each holder.

Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security described in the applicable prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken on or before the expiration date designated by us or the trustee, as applicable. If no such expiration date is so designated, the expiration date will be the 180th day following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

Senior Indebtedness

Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, if any, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements; and

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities; and

•	indebtedness we owe to a subsidiary of ours.

Payment Restrictions on our Subordinated Debt

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•

(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, or (b) in the event that any event of default, or event which, with notice or lapse of time or both, would become an event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded or, in the case of (b) only, a specified period of time has elapsed).

If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•

If we merge out of existence or sell or lease substantially all our assets, the other company or firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiary, called liens, as discussed under “—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiary, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher- ranking lien on the same voting stock to the direct holders of the senior debt securities.

In addition, in the senior debt indenture, but not in the subordinated debt indenture, we have made the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by an encumbrance such as a mortgage, pledge, lien, security interest or other encumbrance on the common stock of our designated subsidiary, of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation, other than Prudential Financial, directly or indirectly controlling the designated subsidiary. We do not need to comply with this restriction if we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, if we so choose, any of our designated subsidiary’s other indebtedness. This promise does not restrict our ability to sell or otherwise dispose of our interests in our designated subsidiary.

Our designated subsidiary means The Prudential Insurance Company of America.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described above under “—Subordination Provisions—Payment Restrictions on our Subordinated Debt”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” would not apply. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to you. This type of release is called covenant defeasance. If we ever accomplished covenant defeasance, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described above under “—Subordination Provisions—Payment Restrictions on our Subordinated Debt”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•

our promises regarding conduct of our business previously described above under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “—Restrictive Covenants—Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”.

In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under “—Subordination Provisions”.

Events of Default

You will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection.

What Is an Event of Default? The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•

with respect only to subordinated debt securities, we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due if we agree to maintain any such sinking fund;

•

we remain in breach of the restrictive covenant described previously under “—Restrictive Covenants— Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary” or default in the observance or performance of any other covenant, warranty or agreement contained in the applicable indenture that continues for a period of 90 days after we have received written notice specifying the default and demanding that such default be remedied from the trustee or the holders of at least 25% in principal amount of the outstanding securities of the affected series, except in the case of a default with respect to the “Consolidation, Merger and Sale of Assets” covenant, which will constitute an event of default with such notice requirement but without such passage of time requirement; provided that our failure to comply with the requirements of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or our filing obligation, as defined below, or to file a report with the SEC as contemplated in the indenture or otherwise will not constitute an event, which with the giving of notice and the passage of time pursuant to this bullet, would constitute an event of default;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions”. If an event of default has occurred and has not been cured or waived, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount, or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Reports

The indentures provide that any documents or reports that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after we have filed those documents or reports with the SEC (the “filing obligation”). Under the Trust Indenture Act, we may have a separate obligation to file with the trustee documents or reports that we are required to file with the SEC. Our failure to comply with either the filing obligation or any such filing obligation we may have under the Trust

Indenture Act is not an event that will result in an event of default under the indentures. Accordingly, acceleration of our obligations under the debt securities will not be a remedy for our failure to file those documents or reports with the trustee, and you may have no remedy for the failure other than an action for damages.

Conversion or Exchange for Common Stock

The terms on which debt securities of any series are convertible into or exchangeable for our Common Stock or other securities or property of ours or of third parties will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating such a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our or a third party’s common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our Common Stock or other securities or property of ours or of third parties as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that is convertible into our Common Stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, in each case as we may describe in the applicable prospectus supplement.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If we issue redeemable debt securities, the dates and terms on which those securities are mandatorily or optionally redeemable will be set forth in the applicable prospectus supplement. We may, as applicable, redeem any series of those debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

If a series of debt securities is redeemable, the redemption price for any debt security that we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date, unless otherwise specified in the applicable prospectus supplement.

Governing Law

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Our Relationship With the Trustee

The trustee under our senior indenture is The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. The trustee under our subordinated indenture is The Bank of New York Mellon (formerly known as The Bank of New York). We and our subsidiaries maintain banking and other service relationships with The Bank of New York Mellon.

If an actual or potential event of default occurs with respect to any of our debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, unless the default is cured or waived within 90 days, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

In addition, affiliates of the trustee have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. The trustee may be required to resign if an actual or potential event of default occurs with respect to the debt securities within one year after any offering of our securities underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under one or more of the indentures and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason by giving written notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act.

Foreign Currency

If a debt security is denominated in other than U.S. dollars and the specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, is no longer used by the government of the relevant country (unless otherwise replaced by the euro), or is no longer used for the settlement of transactions by public institutions of the international banking community, then we will be entitled to satisfy our obligations to holders by making payments in U.S. dollars on the basis of the most recently available exchange rate. The “exchange rate” means the noon buying rate in The City of New York for cable transfers for the specified currency. Any payment made under the circumstances and in a manner described above will not constitute an event of default under the applicable indenture.

If the applicable specified currency is redenominated or converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued that specified currency (which may include European Union law), any payments in respect of a debt security otherwise required to be made in the specified currency shall be made in the currency into or by which the specified currency has been so redenominated, converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law), and the specified currency shall not be deemed to be unavailable to the Company solely by reason of any such redenomination, conversion or replacement.

If any currency is introduced in the jurisdiction issuing the specified currency on the basis of legally enforceable equivalency to the specified currency pursuant to law having general and direct applicability in such jurisdiction (which may include European Union law) in preparation for conversion of the specified currency into, or replacement of the specified currency by, such other currency, we shall be entitled, at our option, to make any payments in respect of the relevant debt security otherwise required to be made in the specified currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law). Any payment so made shall not, by itself, constitute a default in our obligations to make payments on the debt security. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph or the preceding paragraph involving the specified currency shall, by itself, entitle us to avoid its obligations under the relevant debt security or entitle us or any registered holder of a debt security to rescission of the purchase and sale of that debt security or to reformation of any of the terms hereof on the grounds of impossibility or impracticality of performance, frustration of purpose or otherwise.

If the registered holder of a debt security denominated in a specified currency other than U.S. dollars has elected to receive payments in U.S. dollars, payment in respect of that debt security will be based upon the exchange rate as determined by the exchange rate agent named in the applicable prospectus supplement or supplements based on the highest firm bid quotation for U.S. dollars received by the exchange rate agent as of 11:00 A.M., New York City time, on the second business day next preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York, one of which may be the exchange rate agent, for purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date of the aggregate amount of the specified currency payable to all holders of debt securities electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holders of the debt securities by deductions from such payments. If three bid quotations are not available on the second business day preceding the payment of principal (and premium, if any) or interest with respect to any debt security, the payment will be made in the specified currency.

Legal Ownership and Global Security Issuance

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, which means those who are registered as holders of debt securities. As noted above, we will not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we will have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

Because we will issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name except in certain limited circumstances as described below under “—Special Situations When Global Security Will Be Terminated”;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders” below;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we notify the trustee that we are unable to locate a qualified successor depositary;

•	when we notify the trustee that that global security shall be so transferable and exchangeable (which we do not expect will occur); or

•	when an event of default on the debt securities has occurred and has not been cured.

Events of default are discussed under “—Default and Related Matters” above.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers in “street name” as legal holders of debt securities. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments and notices;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Additional Mechanics

Form, Exchanges and Transfer of our Debt Securities

Form. The debt securities will be issued:

•	only in fully registered global form;

•	without interest coupons; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations that are integral multiples of $1,000.

A registered holder may have its debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. The registered holder may not exchange its debt securities for securities of a different series or having different terms, unless the prospectus supplement says it may.

Exchanges and Transfers. A registered holder may exchange or transfer debt securities at the office of the trustee. It may also replace lost, stolen, destroyed or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

A registered holder will not be required to pay a service charge to transfer or exchange debt securities, but it may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the registered holder’s proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

On each interest payment date we will pay interest to the registered holder listed in the trustee’s records at the close of business on a particular day, called the “regular record date”, in advance of each due date for interest. Unless otherwise specified in a prospectus supplement or supplements, the regular record date will be the business day preceding an interest payment date (as the interest payment date may be adjusted by any applicable business day convention). Because we expect to issue all of our debt securities in global form, we will pay interest to the relevant depositary in accordance with its applicable procedures. Each depositary has its own procedures for determining to whom it will pay interest, and it is not bound by the regular record date we establish. If our debt securities become held in registered non-global form in one of the special situations we have described in this prospectus, we will pay interest on the applicable interest payment dates to the registered holders on the regular record date.

We will pay interest, principal and any other money due on the debt securities in accordance with the procedures of the applicable depositary, in the case of global securities, and otherwise at the corporate trust office of the trustee in The City of New York. That office is currently located at 101 Barclay Street, 7W, New York, New York 10286. Registered holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify registered holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using the procedures of the applicable depositary, in the case of global securities, and otherwise to their addresses as listed in the trustee’s records.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, registered holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may issue preferred stock in one or more series, as described below. The following briefly summarizes some provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. See “Description of Our Common Stock—Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws” for additional information about these documents. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation.

Our Board is Authorized to Issue Many Classes or Series of Preferred Stock

We have authorized 10,000,000 shares of preferred stock with a par value of $0.01 per share. Under our amended and restated certificate of incorporation, our board of directors is expressly authorized, without further action by our shareholders, to provide for the issuance of all or any of the authorized shares of preferred stock in one or more classes or series and to fix for each class or series the voting powers (which means, full, limited, or no voting powers), and the distinctive designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, and to issue such shares. These rights and preferences may be superior to Common Stock as to dividends, voting rights and distributions of assets, upon liquidation or otherwise.

Without limitation, the shares of preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, if our board of directors so determines. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted as may be permitted by the New Jersey Business Corporation Act before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation, number of shares and stated value of the preferred stock;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank equally in all respects with each other series of preferred stock and prior to our Common Stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends only when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends, if any, will be set forth in the applicable prospectus supplement relating to each series of preferred stock.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock if it pays dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock if it pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per liquidation value per share to accrued dividends per liquidation value per share will be the same for each series of preferred stock.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Liquidation Preferences

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right, as described in the applicable prospectus supplement, to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the Common Stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking equally regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of Common Stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following briefly summarizes some provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary shares or depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered, and it will provide any additional provisions applicable to the depositary shares or depositary receipts being offered, including their tax treatment. The following description and any description in a prospectus supplement may not be complete and each is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement to be filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the preferred shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, Common Stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, Common Stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or Common Stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for Common Stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•

we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF GUARANTEES WE MAY OFFER

We may offer guarantees, including for debt securities of our subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. We may unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Our guarantees will be unsecured. Guarantees on senior debt securities will rank equally with all of our other senior unsecured and unsubordinated obligations. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you should look only to our assets for payment thereunder.

Unless we state otherwise in the applicable prospectus supplement, our indentures do not limit us from incurring or issuing other debt securities or guarantees.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes some provisions of our amended and restated certificate of incorporation and amended and restated by-laws that would be important to holders of our Common Stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated by-laws which are exhibits to the registration statement that contains this prospectus. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Our Common Stock

We have authorized 1,500,000,000 shares of Common Stock with a par value of $0.01 per share. As of January 31, 2021, approximately 397,000,000 shares of Common Stock were outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock offered by this prospectus when issued will be, fully paid and non-assessable.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

Dividend Rights

Holders of Common Stock may receive dividends as declared by our board of directors out of funds legally available for that purpose under the New Jersey Business Corporation Act, subject to the rights of any holders of any preferred stock.

Voting Rights

Each share of Common Stock gives the owner of record one vote on all matters submitted to a shareholder vote. The Common Stock votes together as a single class on all matters as to which common shareholders are generally entitled to vote.

Actions requiring approval of shareholders will generally require approval by a majority vote at a meeting at which a quorum is present. Our amended and restated certificate of incorporation provides that, with respect to shares of Common Stock and any shares of preferred stock voting together with the Common Stock as a class, the holders of at least 50% of the shares entitled to cast votes at a meeting of shareholders shall constitute a quorum at all meetings of shareholders for the transaction of business.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock will be entitled to receive an equal share in our net assets that remain after paying all liabilities and the liquidation preferences of any preferred stock.

Neither a merger nor a consolidation of us with any other entity, nor a sale, transfer or lease of all or any part of our assets would alone be deemed a liquidation, dissolution or winding-up for these purposes.

Pre-emptive Rights

Holders of our Common Stock have no pre-emptive rights with respect to any shares of capital stock that we may issue in the future.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

A number of provisions of our amended and restated certificate of incorporation and amended and restated by-laws concern corporate governance and the rights of shareholders. Some provisions, including those granting our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock without shareholder approval, may be viewed as having an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that some shareholders may consider to be in their best interests. To the extent takeover attempts are discouraged, fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited.

The amended and restated certificate of incorporation and the amended and restated by-laws have provisions that also could delay or frustrate the removal of directors from office or the taking of control by shareholders, even if that action would be beneficial to shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they were favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock.

The following is a summary of the material terms of these provisions of our amended and restated certificate of incorporation and amended and restated by-laws. The statements below are only a summary, and we refer you to the amended and restated certificate of incorporation and amended and restated by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Board of Directors; Number of Directors; Removal; Vacancies

Our amended and restated by-laws provide that the board of directors consists of not less than 10 nor more than 15 members, with the exact number to be determined by the board of directors from time to time. All directors are elected for terms expiring at the next annual meeting of shareholders and until such directors’ successors have been elected and qualified. The amended and restated by-laws also provide that the directors may be removed “with or without cause” upon the affirmative vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote for the election of directors.

Unless otherwise required by law, vacancies on the board of directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, subject to any rights to director election held by any one or more classes or series of preferred stock.

Limitations on Call of Special Meetings of Shareholders

The amended and restated by-laws provide that special meetings of shareholders may only be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors, and shall be called by the chairman of the board of directors or the secretary of the Company upon the written request of shareholders that own at least 10% of the shares entitled to vote on the matters to be brought before the proposed special meeting. For purposes of such shareholder request, shareholders are deemed to own those shares held net long as described in the amended and restated by-laws.

Limitation on Written Consent of Shareholders

The amended and restated certificate of incorporation generally provides that action by holders of Common Stock cannot be taken by written consent without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings

Our amended and restated by-laws establish advance notice procedures for shareholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of shareholders.

These procedures require that notice of such shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, we must receive the notice at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of shareholders before the one in which the shareholder proposal is to be considered.

In order for a director nominee to have access to the Company’s proxy statement, the amended and restated by-laws require the nominee to be nominated by not more than 20 shareholders, each of whom has a non-control intent and has had a net long position of 3% or more of the Company’s outstanding capital stock continuously for at least three years. These provisions make it procedurally more difficult for a shareholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Limitation of Liability and Indemnification Matters

Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation states that a director will not be held personally liable to us or any of our shareholders for damages for a breach of duty as a director except for liability:

•	for any breach of the director’s duty of loyalty to us or our shareholders,

•	for any act or omission not in good faith or involving a knowing violation of law, or

•	for any transaction from which such director derived or received an improper personal benefit.

This provision prevents a shareholder from pursuing an action for damages for breach of duty against one of our directors unless the shareholder can demonstrate one of these specified bases for liability. The inclusion of this provision in the amended and restated certificate of incorporation may discourage or deter shareholders or management from bringing a lawsuit against a director for a breach of his or her duties, even though an action, if successful, might otherwise benefit us and our shareholders. This provision does not affect the availability of non-monetary remedies like an injunction or rescission based upon a director’s breach of his or her duty of care.

Amended and Restated By-Laws. Our amended and restated by-laws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director or officer of us, or is or was serving at our request as a director or officer, employee or agent of another entity. This indemnification covers expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding. To receive indemnification, a person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests. In the case of any criminal action or proceeding, the indemnified person also must have had no reasonable cause to believe his or her conduct was unlawful. The amended and restated by-laws limit indemnification in cases when a person has been held liable to us.

Anti-Takeover Effect of New Jersey Business Corporation Act

New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “Shareholders Protection Act”.

Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like us, from engaging in any “business combination” with any “interested stockholder” of that corporation for a period of five years following the time at which that stockholder became an “interested stockholder”. An exception applies if (1) the business combination is approved by the board of directors before the stockholder becomes an “interested stockholder”; or (2) the transaction or series of related transactions which caused the stockholder to become an “interested stockholder” was approved by the board of directors prior to the stockholder becoming an “interested stockholder” and any subsequent business combinations with that interested stockholder are approved by the board of directors, provided that any such subsequent business combination is approved by (a) the board of directors, or a committee of that board, consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of that interested stockholder, and (b) the affirmative vote of the holders of a majority of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose.

Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An “interested stockholder” is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of Prudential Financial; or (2) any “affiliate” or “associate” of ours that directly or indirectly beneficially owned 10% or more of the voting power of the then- outstanding stock of Prudential Financial at any time within a five-year period immediately prior to the date in question.

In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

•	our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

•

the holders of two-thirds of our voting stock (which includes Common Stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose;

•

the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder; or

•

a business combination is approved by (a) the board of directors, or a committee of the board of directors consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of the interested stockholder prior to the consummation of the business combination; and (b) the affirmative vote of the holders of a majority of the voting stock (excluding that beneficially owned by the interested stockholder) at a meeting called for that purpose if the transaction or series of related transactions with the interested stockholder which caused the person to become an interested stockholder was approved by the board of directors prior to the consummation of that transaction or series of related transactions.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

Board Consideration of Certain Factors

Under the New Jersey Business Corporation Act, in discharging their duties, our directors may consider the effects that an action taken by us may have on interests and people in addition to our shareholders, such as employees, customers and the community. The directors may also consider the long-term as well as the short- term interests of us and our shareholders, including the possibility that these interests may best be served by our continued independence.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Limited.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

We may issue warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, Common Stock, any of these securities of a third party or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement that contains this prospectus.

A Prospectus Supplement Will Describe the Specific Terms of Warrants

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including currency units or composite currencies, investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•

the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a universal warrant. We refer to each property described above as a warrant property.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Common Stock will not have any rights of holders of the preferred stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers for resale;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of our securities, and the compensation, discounts and commissions, if applicable, to be paid to such underwriter or agent, will be specified in the applicable prospectus supplement or pricing supplement.

The securities, including securities issued or to be issued by us in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Common Stock. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we may sell the securities to the dealers as principals or the dealers may act as our agents. If the dealers act as principal, they may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us, or be customers of ours, in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be issued after the date of this prospectus has been passed upon for Prudential Financial by corporate counsel for Prudential Financial and for the underwriters, dealers or agents by Cleary Gottlieb Steen & Hamilton LLP. As of the date of this prospectus, each such corporate counsel for Prudential Financial owned less than 1% of the Common Stock of Prudential Financial. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries. The opinion of our corporate counsel was based on assumptions about future actions required to be taken by Prudential Financial and the trustee in connection with the issuance and sale of the securities, about the specific terms of the securities and about other matters that may affect the validity of the securities but which could not be ascertained on the date of that opinion.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution*

The following is a statement of the estimated expenses to be incurred by the registrant in connection with the distribution of the securities registered under this registration statement:

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and engraving fees and expenses		**
Trustee fees and expenses		**
Rating agency fees and expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r).
**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Prudential Financial, Inc. is subject to the New Jersey Business Corporation Act (the “BCA”). The BCA provides that a New Jersey corporation is required to indemnify a director or officer against his or her expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding against such director or officer by reason of his or her being or having been such director or officer. A New Jersey corporation also has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or in the case of a proceeding by or in the right of the corporation, upon an appropriate determination by a court); and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or any of its shareholders for damages for breach of duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Prudential Financial, Inc. or its stockholders, (ii) for acts or omissions not in good faith or involving a knowing violation of law, or (iii) for any transaction from which the director derived or received an improper personal benefit.

Our amended and restated by-laws provide that we shall indemnify the following persons:

(a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative

(including any appeal thereon) (other than an action by or in the right of Prudential Financial, Inc.) by reason of the fact that such person is or was a director or officer of Prudential Financial, Inc., or is or was serving at the request of Prudential Financial, Inc. as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including reasonable costs, disbursements and attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Prudential Financial, Inc., and, with respect to any criminal action or proceeding, such person has no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to Prudential Financial, Inc. or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by such person of an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful; or

(b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (whether civil, criminal, administrative, arbitrative or investigative) by or in the right of Prudential Financial, Inc. to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Prudential Financial, Inc., or is or was serving at the request of Prudential Financial, Inc. as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including reasonable costs, disbursements and attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Prudential Financial, Inc.; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to Prudential Financial, Inc. or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by such person of an improper personal benefit. Notwithstanding the preceding sentence, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Prudential Financial, Inc. unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper.

The indemnification and advancement of expenses will continue as to a person who has ceased to be a director, officer or employee and will inure to the benefit of the heirs, executors and administrators of such person.

For directors and officers of the level of Senior Vice President or above, the determination of entitlement to indemnification must be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the shareholders.

We maintain insurance policies with unrelated insurers under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16.	Exhibits.

No.	Exhibits

1.1	Form of Underwriting Agreement for senior and subordinated debt securities.*

1.2	Form of Underwriting Agreement for preferred stock.*

1.3	Form of Underwriting Agreement for common stock.*

1.4	Form of Underwriting Agreement for warrants.*

1.5	Form of Distribution Agreement among Prudential Financial, Inc. and the Agents listed therein, relating to Medium-Term Notes, Series E.

2.1	Plan of Reorganization (incorporated by reference to Exhibit 2.1 to Prudential Financial, Inc.’s Registration Statement on Form S-1 (Registration Statement No. 333-58524) (the “S-1 Registration Statement”)).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Prudential Financial, Inc.’s Current Report on Form 8-K filed January 22, 2015 (File No. 001-16707)).

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to Prudential Financial, Inc.’s Current Report on Form 8-K filed September 10, 2020 (File No. 001-16707)).

4.1	Indenture for senior debt securities dated as of April 25, 2003 (incorporated by reference to the corresponding exhibit of Prudential Financial, Inc.’s Current Report on Form 8-K filed June 8, 2005 (File No. 001-16707)).

4.2	Second Supplemental Indenture, dated as of December 12, 2006, between Prudential Financial, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York) (incorporated by reference to Exhibit 4.2 to Prudential Financial, Inc.’s Registration Statement on Form S-3 (Registration Statement Nos. 333-157848, 333-157848-01 and 333-157848-02) (the “2009 S-3 Registration Statement”)).

4.3	Third Supplemental Indenture, dated as of December 12, 2007, between Prudential Financial, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York) (incorporated by reference to Exhibit 4.3 to the 2009 S-3 Registration Statement).

4.4	Indenture for subordinated debt securities dated as of June 17, 2008 (incorporated by reference to Exhibit 4.1 to Prudential Financial, Inc.’s Current Report on Form 8-K filed June 17, 2008 (File No. 001-16707)).

4.5	Form of Deposit Agreement.*

4.6	Form of Depositary Receipt (included in Exhibit 4.5).*

4.7	Form of Senior Debt Security (included in Exhibit 4.1).

4.8	Form of Subordinated Debt Security (included in Exhibit 4.4).

4.9	Form of Certificate for the common stock of Prudential Financial, Inc., par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).

4.10	Form of Guarantee.*

4.11	Form of Warrant Agreement.*

4.12	Form of fixed-rate medium term note.

4.13	Form of floating-rate medium term note.

5.1	Opinion of John M. Cafiero.

8.1	Tax opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

No.	Exhibits

23.2	Consent of John M. Cafiero (included in Exhibit 5.1).

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 8.1).

24.1	Powers of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Senior Debt Indenture, dated as of April 25, 2003.

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as trustee under the Subordinated Debt Indenture, dated as of June 17, 2008.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this Registration Statement in connection with an offering of these particular securities.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of Prudential Financial, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, Prudential Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 1st day of March, 2021.

PRUDENTIAL FINANCIAL, INC.

By	/s/ KENNETH Y. TANJI
Name:	Kenneth Y. Tanji
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 1, 2021 by the following persons in the capacities indicated:

Signature	Title
CHARLES F. LOWREY*	Chairman, Chief Executive Officer, President and Director
(Charles F. Lowrey)

/s/ KENNETH Y. TANJI	Executive Vice President and Chief Financial Officer (Principal Financial Officers)
(Kenneth Y. Tanji)

/s/ ROBERT AXEL	Senior Vice President and Controller (Principal Accounting Officer)
(Robert Axel)

THOMAS J. BALTIMORE, JR.*	Director
(Thomas J. Baltimore, Jr.)

GILBERT F. CASELLAS*	Director
(Gilbert F. Casellas)

ROBERT M. FALZON*	Vice Chairman and Director
(Robert M. Falzon)

MARTINA HUND-MEJEAN*	Director
(Martina Hund-Mejean)

WENDY E. JONES*	Director
(Wendy E. Jones)

KARL J. KRAPEK*	Director
(Karl J. Krapek)

PETER R. LIGHTE*	Director
(Peter R. Lighte)

Signature	Title

GEORGE PAZ*	Director
(George Paz)

SANDRA PIANALTO*	Director
(Sandra Pianalto)

CHRISTINE A. POON*	Director
(Christine A. Poon)

DOUGLAS A. SCOVANNER*	Director
(Douglas A. Scovanner)

MICHAEL A. TODMAN*	Director
(Michael A. Todman)

*By:	/s/ MARGARET M. FORAN
MARGARET M. FORAN
Margaret M. Foran, as attorney in fact